EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

             PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

            Please detach at perforation before mailing.

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                                            INTERNATIONAL  GROWTH FUND, a series
                                            of CoreFunds, Inc.


                                       PROXY FOR THE MEETING OF SHAREHOLDERS
                                            TO BE HELD ON JULY 17, 1998


     The undersigned, revoking all Proxies heretofore given, hereby appoints Mark Stalnecker, Kevin Robins, Gordon Forrester, Michael H. Koonce and Maureen
E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of International Growth Fund, a series of CoreFunds, Inc. ("CoreFunds International Growth") that the undersigned is entitled to vote at the special meeting of shareholders of CoreFunds International Growth to be held at 2:00 p.m. on Friday, July 17, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S)
                     APPEAR ON THIS PROXY. If joint owners,
                   EITHER may sign this Proxy. When signing as
                   attorney, executor, administrator, trustee,
                   guardian, or custodian for a minor, please
                  give your full title. When signing on behalf
                     of a corporation or as a partner for a
                   partnership, please give the full corporate
                   or partnership name and your title, if any.

                           Date                 , 1998


                           ----------------------------------------

                           ----------------------------------------
                    Signature(s) and Title(s), if applicable

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     THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF DIRECTORS OF  COREFUNDS,
INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF COREFUNDS, INC. RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen International Growth Fund, a series of Evergreen International Trust, will (i) acquire all of the assets of CoreFunds International Growth in exchange for shares of Evergreen International Growth Fund; and (ii) assume the identified liabilities of CoreFunds International Growth, as substantially described in the accompanying Prospectus/Proxy Statement.


         ---- FOR                      ---- AGAINST                ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with CoreStates Investment Advisers, Inc.


         ---- FOR                     ---- AGAINST                 ---- ABSTAIN

         3. To approve the proposed Interim Sub-Advisory Agreement between CoreStates Investment Advisers, Inc. and Martin Currie,
Inc.

         ---- FOR                      ---- AGAINST                ---- ABSTAIN

     4. To approve the proposed Interim Sub-Advisory Agreement between CoreStates Investment Advisers, Inc. and Aberdeen Fund
Managers, Inc.


         ---- FOR                      ---- AGAINST                ---- ABSTAIN

     5. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

         ---- FOR                      ---- AGAINST                 ---- ABSTAIN





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